EXHIBIT 99.1

Know Labs, Inc. Announces Pricing of $3.445 Million Public Offering

SEATTLE – August 7, 2024 – Know Labs, Inc. (NYSE American: KNW) (the “Company”), a leading developer of non-invasive medical diagnostic technology, today announced the pricing of a firm commitment underwritten public offering of 13,250,000 units at a public offering price of $0.26 per unit, with each unit consisting of one share of its common stock and one warrant to purchase one share of its common stock at an initial exercise price of $0.26 (the "Offering"). The aggregate gross proceeds from the Offering will total $3.445 million before deducting the underwriting discounts and commissions and estimated Offering expenses payable by Know Labs.

The Offering is expected to close on or about August 9, 2024, subject to customary closing conditions. In addition, the Company has granted to the underwriters a 30-day option to purchase, in the aggregate, up to 1,987,500 additional shares of its common stock at the $0.259 per share public offering price and/or up to 1,987,500 additional warrants at a purchase price of $.001, less, in each case, underwriting discounts and commissions. Such additional warrants will also carry an initial exercise price of $0.26. The Company intends to use the net proceeds from the Offering for product development, clinical studies, general and administrative expenses, intellectual property and working capital. The Benchmark Company, LLC and Boustead Securities, LLC are acting as Joint Book-Running Managers for the Offering.

The registration statement, as amended (File No. 333‑280273), relating to the Offering was filed by the Company with the Securities and Exchange Commission (the "SEC"), and was declared effective on August 7, 2024. The Offering may be made only by means of a prospectus. A final prospectus relating to the Offering will be filed with the SEC and will be available at no cost on the SEC’s website at http://www.sec.gov or can be obtained from The Benchmark Company, LLC, Attention: Prospectus Department, 150 East 58th Street, 17th Floor, New York, NY 10155, or by email at prospectus@benchmarkcompany.com, or by calling +1 (212)-312-6700, or from Boustead Securities, LLC, via email: offerings@boustead1828.com or by calling +1 (949) 502-4408 or standard mail at Boustead Securities, LLC, Attn: Equity Capital Markets, 6 Venture, Suite 395, Irvine, CA 92618.

Before you invest, you should read the prospectus and other documents the Company has filed or will file with the SEC for more complete information about the Company and the Offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Know Labs, Inc.

Know Labs, Inc. is a public company whose shares trade on the NYSE American Exchange under the stock symbol “KNW.” The Company’s platform technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The technology can be integrated into a variety of wearable, mobile or bench-top form factors. This patented and patent-pending technology makes it possible to effectively identify and monitor analytes that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The first application of the technology will be in a product marketed as a non-invasive glucose monitor. The device will provide the user with accessible and affordable real-time information on blood glucose levels. This product will require U.S. Food and Drug Administration clearance prior to its introduction to the market.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2023, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

For Underwriter Inquiries Contact:

The Benchmark Company, LLC

Michael Jacobs, Head of Equity Capital Markets

Mjacobs@benchmarkcompany.com

Ph. 212-312-6722

Boustead Securities, LLC

Brinson Lingenfelter, Senior Managing Director

brinson@boustead1828.com

Ph. 949-502-4408

For Know Labs Media Inquiries Contact:

Matter Health

Abby Mayo

Knowlabs@matternow.com

Ph. (617) 272-0592

Know Labs, Inc. Contact:

Jess English

jess@knowlabs.co

Ph. (646) 912-2024